UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                          ----------------------------



                                    FORM 8-K



                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (date of earliest event reported): August 26, 2004
                                                         ----------------


                                CBRL GROUP, INC.



    Tennessee                        0-25225                      62-1749513
-----------------                ---------------              ------------------
(State or Other              (Commission File Number)           (I.R.S. Employer
Jurisdiction of                                              Identification No.)
Incorporation)

                  305 Hartmann Drive, Lebanon, Tennessee 37087

                                 (615) 444-5533




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Item 5.02.  Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

         On August 26, 2004, Cyril J. Taylor was appointed, effective immediately, to Executive Vice President of Cracker Barrel Old Country Store, Inc. ("Cracker Barrel"), a subsidiary of CBRL Group, Inc., and appointed, effective January 1, 2005, to President and Chief Operating Officer of Cracker Barrel. The current President and Chief Operating Officer of Cracker Barrel, Donald M. Turner, will retire from his position at the end of this calendar year. A press release announcing this event was issued by CBRL Group, Inc. on August 26, 2004. See Section 7.01 below.

     Mr. Taylor, age 50, has served Cracker Barrel since 1978 in a variety of roles, including Vice President of Operations Administration from about July 1998 to about July 2000, Divisional Vice President of Restaurant Operations from about July 2000 to about July 2002, Senior Vice President of Restaurant Operations from about July 2002 to about August 2003, and Senior Vice President of Operations from about August 2003 until his appointment as Executive Vice President.


Item 7.01.  Regulation FD Disclosure.

         On August 26, 2004, CBRL Group, Inc. issued a press release regarding the retirement at the end of this calendar year of the President and Chief Operating Officer of subsidiary Cracker Barrel Old Country Store, Inc. and the planned succession for these positions. The press release is furnished hereto as
Exhibit 99.1 and incorporated by reference as if fully set forth herein.


Item 9.01.  Financial Statements and Exhibits.

(a) Financial Statements. None

(b) Pro Forma Financial Information. None

(c) Exhibits.

         99.1  Press Release dated August 26, 2004.







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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 30, 2004                     CBRL GROUP, INC.

                                            By: /s/ James F. Blackstock
                                               ---------------------------------
                                            Name: James F. Blackstock
                                            Title: Senior Vice President,
                                                   General Counsel and Secretary